UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2024

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

Delaware	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26133 US Highway 19 North, Suite 300 Clearwater, Florida	33763-2017
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NICK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2024, Irina Nashtatik resigned as the Chief Financial Officer of Nicholas Financial, Inc. (the “Company”). Prior to Ms. Nashtatik’s resignation, the Company entered into an amendment to Ms. Nashtatik’s existing employment agreement. Among other things, the amendment extended the term of the agreement, increased the base salary and deleted several restrictive covenants. The foregoing description of the amendment is qualified in its entirety by reference to the amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported under Item 1.01 above, on June 6, 2024 Irina Nashtatik resigned as the Company’s Chief Financial Officer. She will remain with the Company until July 12, 2024, after which she is expected to remain as a consultant to the Company until December 31, 2024 to assist with the transition. She will be paid $75,000 for her availability as a consultant. Ms. Nashtatik is resigning for personal reasons and there were no disagreements between Ms. Nashtatik and the Company. Her departure is not related to the operations, policies or practices of the Company or any issues regarding accounting policies or practices.

The Company separately appointed Charles Krebs as the Company’s Chief Financial Officer, effective June 19, 2024.

Mr. Krebs, age 41 , has extensive accounting and financial experience. Prior to joining the Company, Mr. Krebs worked in a variety of treasury and finance roles at Peter Kiewit Sons, Inc., a multi-billion dollar international engineering and construction company, most recently as Sr. Manager of Treasury where he was in charge of Kiewit’s Treasury Operations. While at Kiewit, Mr. Krebs' responsibilities included corporate cash management, cash forecasting, currency & commodity risk mitigation, and investment performance and compliance. Mr. Krebs holds a Bachelor’s degree in Finance from Hillsdale College.

Mr. Krebs will receive an initial annual base salary of $190,000, which will increase to $200,000 in the second year. Mr. Krebs will also receive an annual bonus, subject to change at the sole discretion of the Company, which will be no less than twenty percent (20%) of his then-current base salary with fifty percent (50%) of the bonus awarded in Company shares.

If Mr. Krebs is terminated without cause (as defined in the agreement), the Company will pay him severance equal to the full value of his remaining base pay for the remainder of the term plus the current cash value of the minimum bonus amounts outlined for the term. The full value of any and all shares and/or options that are unvested will be paid to Mr. Krebs as cash, and all such unvested shares and/or options will immediately revert to the Company.

In addition, Mr. Krebs is eligible to participate in the Company's standard benefit plans and programs. The foregoing description of the agreement is qualified in its entirety by reference to the agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable

Exhibit #	Description
10.1	Amendment to Employment Agreement, dated June 6, 2024, between Nicholas Financial, Inc. and Irina Nashtatik
10.2	Employment Agreement, dated June 11, 2024, between Nicholas Financial, Inc. and Charles Krebs
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: May 12, 2024	/s/ Mike Rost
Mike Rost
Chief Executive Officer